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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 25, 2011 (February 14, 2012 as to the effects of the discontinued operations as discussed in Note 1), relating to the consolidated financial statements of Alexander & Baldwin, Inc., and the effectiveness of Alexander & Baldwin, Inc.'s internal control over financial reporting, appearing in the Current Report on Form 8-K of Alexander & Baldwin, Inc. dated February 14, 2012, and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
February 15, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM